Exhibit 99.1

FOR IMMEDIATE RELEASE October 22, 2019

CenterState Bank Corporation Announces

Third Quarter 2019 Earnings Results

(all amounts are in thousands, except per share data, or unless otherwise noted)

WINTER HAVEN, FL. – October 22, 2019 - CenterState Bank Corporation (Nasdaq: CSFL) (the “Company” or “CenterState”) reported net income of $55,098, or diluted earnings per share of $0.43, for the third quarter of 2019, compared to net income of $37,985, or diluted earnings per share of $0.43, for the third quarter of 2018. Highlights for the period ended September 30, 2019 and selected performance metrics are set forth below.

•	Revenue(1): the Company’s revenue increased to $203.4 million in the 2019 third quarter, up $6.8 million (or 3.46%) from the 2019 second quarter
o	Net interest income, excluding accretion income, declined by $1.7 million, or 1.2%, as compared with the 2019 second quarter, while non-interest income increased by $10.5 million over the same period
o

Net Interest Margin, tax equivalent (“NIM”) (Non-GAAP(2)) decreased by 26 basis points (“bps”) to 4.19% for the current quarter compared with the previous quarter and decreased 12 bps compared with the 2018 third quarter

o	Excluding all loan accretion, NIM decreased 18 bps for the current quarter compared with the prior quarter and decreased 5 bps compared with the 2018 third quarter
o

Non-interest income to average assets was 1.12%, compared to 0.91% in the previous quarter and 0.96% in the 2018 third quarter, primarily due to increases in correspondent banking and mortgage banking revenue

•	Non-Interest Expense:
o

Efficiency ratio (Non-GAAP(2)) was 62.3% compared to 61.9% in the previous quarter and 59.7% in the 2018 third quarter; adjusted efficiency ratio (Non-GAAP(3)) was 51.9% compared to 51.7% in the previous quarter and 50.0% in the 2018 third quarter

o	System conversion and integration of National Commerce Corporation (“NCOM”) completed in September 2019; 15 branches consolidated
o	Most of the remaining cost savings from the NCOM acquisition, including system conversion, are expected to be realized in the fourth quarter of 2019
•	Loans:
o

Total loans increased by approximately 7% (annualized) during the current quarter; through the first nine months, the year-to-date annualized loan growth was 3%, excluding loans acquired from the NCOM acquisition

o	Third quarter loan production totaled $960 million, an increase of $96 million, or 11% from second quarter
o	Non-performing assets ended the quarter at 0.27% of total assets
•	Deposits:
o

Non-CD deposits increased by approximately 6% (annualized) during the current quarter; through the first nine months, the year-to-date annualized deposit growth was 5%, excluding deposits from the NCOM acquisition; checking account balances represent 49% of total deposits

o	Ending loan to deposit ratio of 89.2%
•	Share Repurchase Activity:
o	3rd quarter: repurchased 3.1 million shares at a volume-weighted average price of $22.92 during the third quarter
o

4th quarter: as of October 22, 2019, subsequent to quarter-end, the Company had repurchased an additional 1.0 million shares pursuant to an ongoing 10b-5 repurchase plan, bringing the total year-to-date share repurchases to an amount representing approximately 4.4% of total outstanding shares

o	Remaining authority: as of October 22, 2019, approximately 797 thousand shares remain under the Company’s existing repurchase authorization

	Three Months Ended September 30,
	2019		2018
		Adjusted (3)		Adjusted (3)
	Reported	(Non-GAAP)	Reported	(Non-GAAP)
Net income	$55,098	$68,037	$37,985	$45,435
Return on average assets	1.27%	1.57%	1.38%	1.65%
Return on average tangible equity (Non-GAAP)(2)	14.6%	17.8%	16.7%	19.9%
Earnings per share diluted	$0.43	$0.53	$0.43	$0.51
Efficiency ratio, tax equivalent (Non-GAAP)(2)	62.3%	51.9%	59.7%	50.0%

(1)	Revenue is defined as net interest income plus non-interest income.
(2)	See reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.
(3)

Performance metrics presented above are adjusted for gain or loss on sale of available-for-sale securities, merger-related expenses, gain on sale of deposits and amortization of intangible assets, which for the three and nine months ended September 30, 2019, represent direct severance, system terminations, and legal and professional fees, that are not duplicative of current operations, and other items.  See reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.

Condensed Consolidated Income Statement (unaudited)

Condensed consolidated income statements (unaudited) are shown below for the periods indicated.

	Three Months Ended					Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Interest income
Loans	$166,479	$167,676	$116,285	$116,754	$101,555	$450,440	$289,127
Investment securities	13,472	14,453	14,002	13,516	11,746	41,927	35,606
Federal Funds sold and other	3,974	3,124	1,995	1,911	1,362	9,093	3,718
Total interest income	183,925	185,253	132,282	132,181	114,663	501,460	328,451
Interest expense
Deposits	24,463	23,037	13,323	12,360	9,096	60,823	20,900
Securities sold under agreement to repurchase	293	299	236	203	169	828	429
Other borrowed funds	3,680	2,679	3,978	3,289	2,966	10,337	8,156
Corporate debentures	542	557	570	647	579	1,669	1,566
Interest expense	28,978	26,572	18,107	16,499	12,810	73,657	31,051
Net interest income	154,947	158,681	114,175	115,682	101,853	427,803	297,400
Provision for loan losses	3,692	2,792	1,053	2,100	1,950	7,537	6,183
Net interest income after loan loss provision	151,255	155,889	113,122	113,582	99,903	420,266	291,217

(Loss) gain on sale of securities available for sale	—	(5)	17	—	—	12	(22)
Gain on sale of deposits	—	—	—	—	611	—	611
All other non-interest income	48,488	37,948	29,283	32,396	26,493	115,719	72,142
Total non-interest income	48,488	37,943	29,300	32,396	27,104	115,731	72,731

Merger related expenses	16,994	15,739	6,365	1,668	10,395	39,098	33,244
All other non-interest expense	110,042	106,250	78,108	77,852	66,944	294,400	199,703
Total non-interest expense	127,036	121,989	84,473	79,520	77,339	333,498	232,947

Income before income tax	72,707	71,843	57,949	66,458	49,668	202,499	131,001
Income tax provision	17,006	16,721	13,306	15,807	11,683	47,033	25,217
Net income before earnings attributable to noncontrolling interest	55,701	55,122	44,643	50,651	37,985	155,466	105,784
Earnings attributable to noncontrolling interest	603	599	—	—	—	1,202	—
Net income	$55,098	$54,523	$44,643	$50,651	$37,985	$154,264	$105,784
Net income attributable to CenterState Bank Corporation	$55,077	$54,502	$44,620	$50,619	$37,957	$154,199	$105,700

Earnings per share - Basic	$0.43	$0.42	$0.47	$0.53	$0.43	$1.31	$1.24
Earnings per share - Diluted	$0.43	$0.42	$0.46	$0.52	$0.43	$1.30	$1.23
Dividends per share	$0.11	$0.11	$0.11	$0.10	$0.10	$0.33	$0.30
Average common shares outstanding (basic)	127,840	129,848	95,741	95,603	87,814	117,927	84,958
Average common shares outstanding (diluted)	128,739	130,768	96,501	96,450	88,811	118,757	86,210
Common shares outstanding at period end	126,037	129,006	95,913	95,680	95,636	126,037	95,636
Effective tax rate	23.59%	23.47%	22.96%	23.78%	23.52%	23.36%	19.25%

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Presented below are condensed consolidated balance sheets for the periods indicated.

	Ending Balance
Condensed Consolidated Balance Sheets	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Assets
Cash and due from banks	$598,808	$399,952	$256,580	$135,352	$118,179
Fed funds sold and Fed Res Bank deposits	238,470	437,386	339,223	231,981	488,152
Trading securities	4,273	651	—	1,737	—
Investment securities:
Available for sale	1,779,956	1,792,757	1,701,396	1,727,348	1,536,842
Held to maturity	207,209	210,756	214,240	216,833	219,850
Total investment securities	1,987,165	2,003,513	1,915,636	1,944,181	1,756,692
Loans held for sale	125,182	95,108	49,474	40,399	39,554
Loans:
Originated loans	5,494,738	4,888,357	4,349,627	4,108,656	3,762,396
Acquired loans	6,278,686	6,667,101	3,850,312	4,072,877	4,293,025
Purchased Credit Impaired ("PCI") loans	142,982	157,303	149,456	158,971	167,671
Total gross loans	11,916,406	11,712,761	8,349,395	8,340,504	8,223,092
Allowance for loan losses	(41,991)	(40,653)	(40,052)	(39,770)	(38,811)
Loans, net of allowance	11,874,415	11,672,108	8,309,343	8,300,734	8,184,281
Premises, equipment and right of use assets, net	327,977	324,974	248,625	227,454	224,506
Goodwill	1,204,417	1,204,417	802,880	802,880	802,880
Core deposit intangible	95,175	99,200	63,511	66,225	69,133
Bank owned life insurance	328,736	326,689	269,144	267,820	267,979
OREO	6,558	5,881	5,981	2,909	4,643
Deferred income tax asset, net	37,921	44,637	38,030	51,462	60,839
Other assets	591,279	422,081	289,210	264,454	257,527
Total Assets	$17,420,376	$17,036,597	$12,587,637	$12,337,588	$12,274,365

Liabilities and Equity
Deposits:
Non-interest bearing	$4,081,078	$3,990,883	$3,152,251	$2,923,640	$3,094,652
Interest bearing	2,430,149	2,493,870	1,813,028	1,811,006	1,702,467
Total checking accounts	6,511,227	6,484,753	4,965,279	4,734,646	4,797,119
Money market accounts	3,648,449	3,569,025	2,156,667	2,216,571	2,103,884
Savings deposits	780,052	725,124	703,949	704,159	711,235
Time deposits	2,423,335	2,433,183	1,921,130	1,821,960	1,862,288
Total deposits	13,363,063	13,212,085	9,747,025	9,477,336	9,474,526
Federal funds purchased	259,077	276,963	303,017	294,360	272,002
Other borrowings	423,662	310,595	302,534	451,187	463,639
Other liabilities	516,872	346,442	207,509	143,361	151,039
Stockholders' equity:
Common stockholders’ equity	2,857,702	2,878,377	2,027,552	1,971,344	1,913,159
Noncontrolling interest	—	12,135	—	—	—
Total equity	2,857,702	2,890,512	2,027,552	1,971,344	1,913,159

Total Liabilities and Equity	$17,420,376	$17,036,597	$12,587,637	$12,337,588	$12,274,365

SELECTED CONSOLIDATED FINANCIAL DATA

The table below summarizes selected financial data for the periods presented.

	Three Months Ended					Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Selected financial data
Return on average assets (annualized)	1.27%	1.30%	1.47%	1.64%	1.38%	1.34%	1.34%
Adjusted return on average assets (annualized) (Non-GAAP) (1)	1.57%	1.59%	1.63%	1.68%	1.65%	1.59%	1.66%

Return on average common equity (annualized)	7.56%	7.63%	9.05%	10.38%	9.00%	7.97%	9.00%
Adjusted return on average common equity (annualized) (Non-GAAP) (1)	9.34%	9.31%	10.03%	10.64%	10.77%	9.50%	11.12%

Return on average tangible equity (annualized) (Non-GAAP) (1)	14.61%	14.95%	16.80%	19.78%	16.73%	15.30%	16.78%
Adjusted return on average tangible equity (annualized) (Non-GAAP) (1)	17.85%	18.04%	18.54%	20.25%	19.85%	18.09%	20.53%

Efficiency ratio (tax equivalent) (Non-GAAP) (1)	62.3%	61.9%	58.7%	53.4%	59.7%	61.2%	62.6%
Adjusted efficiency ratio, tax equivalent (Non-GAAP) (1)	51.9%	51.7%	52.3%	50.3%	50.0%	51.9%	51.9%

Dividend payout	25.6%	26.2%	23.9%	19.2%	23.3%	25.4%	24.4%
Loan / deposit ratio	89.2%	88.7%	85.7%	88.0%	86.8%
Common stockholders’ equity (to total assets)	16.4%	16.9%	16.1%	16.0%	15.6%
Common equity per common share	$22.67	$22.31	$21.14	$20.60	$20.00
Common tangible equity per common share (Non-GAAP) (1)	$12.32	$12.17	$12.08	$11.49	$10.86
Common tangible equity (to total tangible assets) (Non-GAAP) (1)	9.6%	10.0%	9.9%	9.6%	9.1%
Tier 1 capital (to average assets)	9.5%	9.9%	10.3%	10.0%	11.0%

(1)	See reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.

Loan Portfolio

The table below summarizes the Company’s loan portfolio over the most recent five-quarter ends.

	Ending Balance
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Real estate loans
Residential	$2,530,119	$2,536,324	$1,818,228	$1,760,918	$1,775,600
Commercial	6,297,425	6,153,379	4,481,375	4,541,434	4,487,795
Land, development and construction loans	1,061,701	1,057,532	658,373	642,590	652,840
Total real estate loans	9,889,245	9,747,235	6,957,976	6,944,942	6,916,235
Commercial loans	1,772,266	1,714,121	1,181,628	1,188,974	1,109,871
Consumer and other loans	250,225	247,049	206,754	203,895	194,889
Total loans before unearned fees and costs	11,911,736	11,708,405	8,346,358	8,337,811	8,220,995
Unearned fees and costs	4,670	4,356	3,037	2,693	2,097

Total Loans	$11,916,406	$11,712,761	$8,349,395	$8,340,504	$8,223,092

Loan production

DEPOSITS

	Ending Balance
Deposit mix	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Checking accounts
Non-interest bearing	$4,081,078	$3,990,883	$3,152,251	$2,923,640	$3,094,652
Interest bearing	2,430,149	2,493,870	1,813,028	1,811,006	1,702,467
Savings deposits	780,052	725,124	703,949	704,159	711,235
Money market accounts	3,648,449	3,569,025	2,156,667	2,216,571	2,103,884
Time deposits	2,423,335	2,433,183	1,921,130	1,821,960	1,862,288
Total deposits	$13,363,063	$13,212,085	$9,747,025	$9,477,336	$9,474,526

Non time deposits as percentage of total deposits	82%	82%	80%	81%	80%
Time deposits as percentage of total deposits	18%	18%	20%	19%	20%
Total deposits	100%	100%	100%	100%	100%

NET INTEREST MARGIN

The Company’s NIM decreased 26 bps from 4.45% in the previous quarter to 4.19% during the current quarter, primarily as a result of Federal Reserve rate cuts and a reduction in Libor rates, leading to a decline in yields on loans and securities. The NIM was also negatively impacted by a 4 bps increase in the cost of total deposits. The tax equivalent yield on the originated loan portfolio decreased by 6 bps from the prior quarter to 5.09%. The tax equivalent yield on the securities portfolio decreased by 21 bps from 2.95% in the prior quarter to 2.74% during the current quarter. Third quarter 2019 loan accretion of $13,569 increased NIM by 36 bps, as compared with the previous quarter’s $15,583, which increased NIM by 44 bps.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

	Three Months Ended
	Sep. 30, 2019			Jun. 30, 2019			Sep. 30, 2018
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate
Originated loans (1)	$5,301,936	$67,989	5.09%	$4,780,171	$61,385	5.15%	$3,654,508	$43,429	4.71%
Acquired loans (1)	6,482,939	91,127	5.58%	6,804,481	98,826	5.83%	3,641,692	50,828	5.54%
PCI loans	147,099	7,652	20.64%	161,141	7,750	19.29%	167,640	7,682	18.18%
Taxable securities	1,759,629	11,741	2.65%	1,773,349	12,740	2.88%	1,540,686	10,145	2.61%
Tax-exempt securities (1)	220,026	1,933	3.49%	219,817	1,923	3.51%	208,663	1,874	3.56%
Fed funds sold and other	790,635	3,974	1.99%	618,757	3,124	2.03%	225,465	1,362	2.40%
Total interest earning assets (1)	$14,702,264	$184,416	4.98%	$14,357,716	$185,748	5.19%	$9,438,654	$115,320	4.85%

Non-interest earnings assets	2,490,042			2,406,009			1,507,319
Total assets	$17,192,306			$16,763,725			$10,945,973

Interest bearing deposits	$9,166,386	$24,464	1.06%	$9,126,275	$23,036	1.01%	$5,611,103	$9,096	0.64%
Fed funds purchased	289,821	1,781	2.44%	290,281	1,835	2.54%	229,948	1,192	2.06%
Other borrowings	367,481	2,191	2.37%	160,167	1,144	2.86%	359,370	1,943	2.15%
Corporate debentures	32,622	542	6.59%	32,546	557	6.86%	35,248	579	6.52%
Total interest bearing liabilities	$9,856,310	$28,978	1.17%	$9,609,269	$26,572	1.11%	$6,235,669	$12,810	0.82%

Non-interest bearing deposits	4,004,554			4,013,782			2,900,679
All other liabilities	429,109			264,430			135,852
Total equity	2,902,333			2,876,244			1,673,773
Total liabilities and equity	$17,192,306			$16,763,725			$10,945,973

Net Interest Spread (1)			3.81%			4.08%			4.03%
Net Interest Margin (1)			4.19%			4.45%			4.31%

Cost of Total Deposits			0.74%			0.70%			0.42%
(1)	Tax equivalent yield (Non-GAAP); see reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.

The table below summarizes accretion income for the periods presented.

	Three Months Ended					Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
PCI accretion	$5,418	$5,248	$7,904	$7,187	$5,371	$18,570	$19,194
Non-PCI accretion	8,151	10,335	4,951	6,177	4,762	23,437	16,213
Total loan accretion	$13,569	$15,583	$12,855	$13,364	$10,133	$42,007	$35,407

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total Acquired and PCI loans at September 30, 2019.

	Principal	Carrying	Total Loan
	Balance	Balance	Discount		Percentage
Acquired Loans	$6,343,534	$6,278,686	($64,848)		1.0%
PCI loans	209,830	142,982	(66,848)	(1)	31.9%
Total purchased loans	$6,553,364	$6,421,668	($131,696)		2.0%
(1)	Represents a credit discount of $24,586 and a non-credit discount of $42,262.

NON-INTEREST INCOME

Non-interest income increased $10,545 to $48,488 during the current quarter compared to $37,943 in the previous quarter. The increase is mainly attributable to an increase in correspondent banking revenue due to higher interest rate swap revenue in the correspondent banking division and higher mortgage banking revenue, offset by approximately $3.0 million decrease in interchange income due to the impact of the Durbin Amendment. The table below summarizes the Company’s non-interest income for the periods indicated.

Condensed Consolidated Non-Interest Income (unaudited)

	Three Months Ended					Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Correspondent banking revenue	$21,018	$11,534	$9,000	$9,893	$8,296	$41,552	$23,495
Mortgage banking revenue	9,444	6,803	4,193	4,204	3,188	20,440	8,406
SBA revenue	1,411	1,252	688	497	1,020	3,351	3,035
Wealth management related revenue	801	875	607	725	676	2,283	1,932
Service charges on deposit accounts	7,990	7,507	6,678	7,349	5,787	22,175	15,482
Debit, prepaid, ATM and merchant card related fees	3,923	6,376	5,018	5,149	3,869	15,317	11,094
Other non-interest income	3,901	3,601	3,099	4,579	3,657	10,601	8,698
Subtotal	$48,488	$37,948	$29,283	$32,396	$26,493	$115,719	$72,142
(Loss) gain on sale of securities available for sale	—	(5)	17	—	—	12	(22)
Gain on sale of deposits	—	—	—	—	611	—	611
Total Non-Interest Income	$48,488	$37,943	$29,300	$32,396	$27,104	$115,731	$72,731

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

NON-INTEREST EXPENSES

Excluding merger-related expenses, non-interest expense increased $3,792 in the third quarter to $110,042 compared to the previous quarter, primarily driven by higher compensation expense associated with performance in the correspondent banking and mortgage divisions. The table below summarizes the Company’s non-interest expense for the periods indicated.

Condensed Consolidated Non-Interest Expense (unaudited)

	Three Months Ended					Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Salaries, wages and employee benefits	$71,352	$67,516	$48,393	$48,044	$41,698	$187,261	$124,274
Occupancy expense	7,729	7,752	5,602	5,633	5,428	21,083	15,264
Depreciation of premises and equipment	3,887	3,550	2,850	2,752	2,439	10,287	7,036
Marketing expenses	1,765	1,797	2,020	1,903	1,493	5,582	4,332
Data processing expenses	5,182	5,525	3,656	3,621	2,729	14,363	10,687
Legal, auditing and other professional fees	2,364	2,106	1,442	2,599	1,301	5,912	3,564
Bank regulatory related expenses	635	2,074	1,616	1,299	1,367	4,325	3,586
Debit, ATM and merchant card related expenses	1,382	1,304	1,453	1,657	972	4,139	2,596
Credit related expenses	795	760	729	165	688	2,284	1,337
Amortization of intangibles	4,229	4,435	2,814	2,989	2,480	11,478	7,029
Impairment on bank property held for sale	506	315	107	80	247	928	2,587
Other expenses	10,216	9,116	7,426	7,110	6,102	26,758	17,411
Subtotal	$110,042	$106,250	$78,108	$77,852	$66,944	$294,400	$199,703
Merger-related expenses	16,994	15,739	6,365	1,668	10,395	39,098	33,244
Total Non-Interest Expense	$127,036	$121,989	$84,473	$79,520	$77,339	$333,498	$232,947

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

Non-performing assets (“NPAs”) totaled $46,337 at September 30, 2019, compared to $32,451 at June 30, 2019. NPAs as a percentage of total assets increased to 0.27% at September 30, 2019, compared to 0.19% at June 30, 2019 and compared to 0.23% at September 30, 2018.

The table below summarizes selected credit quality data for the periods indicated.

	Ending Balance
Non-Performing Assets (1)	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Non-accrual loans	$39,048	$26,334	$35,181	$23,567	$23,450
Past due loans 90 days or more
and still accruing interest	473	—	—	—	—
Total non-performing loans (“NPLs”)	39,521	26,334	35,181	23,567	23,450
Other real estate owned (“OREO”)	6,558	5,881	5,981	2,909	4,643
Repossessed assets other than real estate	258	236	313	350	526
Total non-performing assets	$46,337	$32,451	$41,475	$26,826	$28,619

	Three Months Ended					Nine Months Ended
Asset Quality Ratios (1)	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Non-performing loans as percentage of total loans	0.34%	0.23%	0.43%	0.29%	0.29%
Non-performing assets as percentage of total assets	0.27%	0.19%	0.33%	0.22%	0.23%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets	0.39%	0.28%	0.51%	0.33%	0.36%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans	0.52%	0.44%	0.42%	0.45%	0.35%
Allowance for loan losses as percentage of NPLs	106%	154%	113%	168%	165%
Net charge-offs	$2,354	$2,191	$771	$1,131	$623	$5,316	$272
Net charge-offs as a percentage of average
loans for the period on an annualized basis	0.08%	0.08%	0.04%	0.05%	0.03%	0.07%	0.01%

(1)	Excludes PCI loans.

The allowance for loan losses (“ALLL") totaled $41,991 at September 30, 2019, compared to $40,653 at June 30, 2019, an increase of $1,338 due to loan loss provision expense of $3,692 and net charge-offs of $2,354. The changes in the Company’s ALLL components between September 30 and June 30, 2019 are summarized in the table below (unaudited).

	September 30, 2019			June 30, 2019			Increase (Decrease)
	Loan	ALLL		Loan	ALLL		Loan	ALLL
	Balance	Balance	%	Balance	Balance	%	Balance	Balance
Originated loans	$5,479,813	$36,921	0.67%	$4,877,657	$36,311	0.74%	$602,156	$610	(7) bps
Impaired originated loans	14,925	1,204	8.07%	10,700	680	6.36%	4,225	524	171 bps
Total originated loans	5,494,738	38,125	0.69%	4,888,357	36,991	0.76%	606,381	1,134	(7) bps

Acquired loans (1)	6,263,910	1,538	0.02%	6,660,600	2,296	0.03%	(396,690)	(758)	(1) bps
Impaired acquired loans (2)	14,776	2,095	14.18%	6,501	1,168	17.97%	8,275	927	(379) bps
Total acquired loans	6,278,686	3,633	0.06%	6,667,101	3,464	0.05%	(388,415)	169	1 bps

Total non-PCI loans	11,773,424	41,758		11,555,458	40,455		217,966	1,303
PCI loans	142,982	233		157,303	198		(14,321)	35
Total loans	$11,916,406	$41,991		$11,712,761	$40,653		$203,645	$1,338

(1)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at September 30, 2019 was approximately $64,667 or 1.02% of the aggregate outstanding related loan balances.

(2)	These are loans that were acquired as performing loans that subsequently became impaired.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”), including adjusted net income, adjusted net income per share diluted, adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, adjusted efficiency ratio, adjusted non-interest income, adjusted non-interest expense, adjusted net-interest income, tangible common equity, tangible common equity to tangible assets, common tangible equity per common share, tax equivalent yields on loans, securities and earning assets, and tax equivalent net interest spread and margin, which we refer to “Non-GAAP financial measures.”  The tables below provide reconciliations between these Non-GAAP measures and net income, interest income, net interest income and tax equivalent basis interest income and net interest income, return on average assets, return on average equity, the efficiency ratio, total stockholders’ equity and tangible common equity, as applicable.

Management uses these Non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and enhance investors’ understanding of the Company’s core business and performance without the impact of merger-related expenses.  Accordingly, management believes it is appropriate to exclude merger-related expenses because those costs are specific to each acquisition, vary based upon the size, complexity and other specifics of each acquisition, and are not indicative of the costs to operate the Company’s core business.

Non-GAAP measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these Non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

 Reconciliation of GAAP to non-GAAP Measures (unaudited):

	Three months ended					Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Adjusted net income (Non-GAAP)
Net income (GAAP)	$55,098	$54,523	$44,643	$50,651	$37,985	$154,264	$105,784
Loss (gain) on sale of securities available for sale, net of tax	—	4	(13)	—	—	(9)	17
Gain on sale of deposits, net of tax	—	—	—	—	(465)	—	(465)
Merger-related expenses, net of tax	12,939	11,962	4,833	1,262	7,915	29,734	25,322
Adjusted net income (Non-GAAP)	$68,037	$66,489	$49,463	$51,913	$45,435	$183,989	$130,658

Adjusted net income per share - Diluted
Earnings per share - Diluted (GAAP)	$0.43	$0.42	$0.46	$0.52	$0.43	$1.30	$1.23
Effect to adjust for gain on sale of deposits, net of tax	—	—	—	—	(0.01)	—	(0.01)
Effect to adjust for merger-related expenses, net of tax	0.10	0.09	0.05	0.02	0.09	0.25	0.30
Adjusted net income per share - Diluted (Non-GAAP)	$0.53	$0.51	$0.51	$0.54	$0.51	$1.55	$1.52

Adjusted return on average assets (Non-GAAP)
Return on average assets (GAAP)	1.27%	1.30%	1.47%	1.64%	1.38%	1.34%	1.34%
Effect to adjust for gain on sale of deposits, net of tax	—	—	—	—	(0.02%)	—	(0.01%)
Effect to adjust for merger-related expenses, net of tax	0.30%	0.29%	0.16%	0.04%	0.29%	0.25%	0.33%
Adjusted return on average assets (Non-GAAP)	1.57%	1.59%	1.63%	1.68%	1.65%	1.59%	1.66%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Three months ended					Nine Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Adjusted return on average equity (Non-GAAP)
Return on average equity (GAAP)	7.56%	7.63%	9.05%	10.38%	9.00%	7.97%	9.00%
Effect to adjust for gain on sale of deposits, net of tax	—	—	—	—	(0.11%)	—	(0.04%)
Effect to adjust for merger and acquisition related expenses, net of tax	1.78%	1.68%	0.98%	0.26%	1.88%	1.53%	2.15%
Adjusted return on average equity (Non-GAAP)	9.34%	9.31%	10.03%	10.64%	10.77%	9.50%	11.11%

Return on average tangible equity (Non-GAAP)
Net income (GAAP)	$55,098	$54,523	$44,643	$50,651	$37,985	$154,264	$105,784
Amortization of intangibles, net of tax	3,220	3,371	2,136	2,278	1,888	8,727	5,355
Adjusted net income for average tangible equity (Non-GAAP)	$58,318	$57,894	$46,779	$52,929	$39,873	$162,991	$111,139

Average stockholders' equity (GAAP)	$2,902,333	$2,876,244	$2,000,411	$1,935,152	$1,673,773	$2,596,301	$1,571,039
Average noncontrolling interest	(11,723)	(11,844)	—	—	—	(7,900)	—
Average goodwill	(1,204,417)	(1,203,052)	(802,880)	(802,880)	(669,682)	(1,071,587)	(629,384)
Average core deposit intangible	(97,483)	(103,369)	(65,116)	(67,648)	(57,306)	(88,774)	(55,368)
Average other intangibles	(4,682)	(4,602)	(2,934)	(2,947)	(1,497)	(4,079)	(1,017)
Average tangible equity (Non-GAAP)	$1,584,028	$1,553,377	$1,129,481	$1,061,677	$945,288	$1,423,961	$885,270

Return on average tangible equity (annualized) (Non-GAAP)	14.61%	14.95%	16.80%	19.78%	16.73%	15.30%	16.78%

Adjusted return on average tangible equity (Non-GAAP)
Return on average tangible equity (Non-GAAP)	14.61%	14.95%	16.80%	19.78%	16.73%	15.30%	16.78%
Effect to adjust for gain on sale of deposits, net of tax	—	—	—	—	(0.20%)	—	(0.07%)
Effect to adjust for merger-related expenses, net of tax	3.24%	3.09%	1.74%	0.47%	3.32%	2.79%	3.82%
Adjusted return on average tangible equity (Non-GAAP)	17.85%	18.04%	18.54%	20.25%	19.85%	18.09%	20.53%

Efficiency ratio (tax equivalent) (Non-GAAP)
Non interest income (GAAP)	$48,488	$37,943	$29,300	$32,396	$27,104	$115,731	$72,731
Gain on sale of deposits	—	—	—	—	(611)	—	(611)
Adjusted non-interest income (Non-GAAP)	$48,488	$37,943	$29,300	$32,396	$26,493	$115,731	$72,120

Net interest income before provision (GAAP)	$154,947	$158,681	$114,175	$115,682	$101,853	$427,803	$297,400
Total tax equivalent adjustment	491	495	547	731	657	1,425	1,796
Adjusted net interest income (Non-GAAP)	$155,438	$159,176	$114,722	$116,413	$102,510	$429,228	$299,196

Non interest expense (GAAP)	$127,036	$121,989	$84,473	$79,520	$77,339	$333,498	$232,947
Amortization of intangibles	(4,229)	(4,435)	(2,814)	(2,989)	(2,480)	(11,478)	(7,029)
Merger and acquisition related expenses	(16,994)	(15,739)	(6,365)	(1,668)	(10,395)	(39,098)	(33,244)
Adjusted non-interest expense (Non-GAAP)	$105,813	$101,815	$75,294	$74,863	$64,464	$282,922	$192,674

Efficiency ratio (tax equivalent) (Non-GAAP)	62.3%	61.9%	58.7%	53.4%	59.7%	61.2%	62.6%

Adjusted efficiency ratio, tax equivalent (Non-GAAP)	51.9%	51.7%	52.3%	50.3%	50.0%	51.9%	51.9%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Ending Balance
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Tangible common equity (Non-GAAP)
Total common stockholders' equity (GAAP)	$2,857,702	$2,878,377	$2,027,552	$1,971,344	$1,913,159
Goodwill	(1,204,417)	(1,204,417)	(802,880)	(802,880)	(802,880)
Core deposit intangible	(95,175)	(99,200)	(63,511)	(66,225)	(69,133)
Other intangibles	(4,700)	(4,620)	(2,996)	(2,953)	(2,925)
Common tangible equity (Non-GAAP)	$1,553,410	$1,570,140	$1,158,165	$1,099,286	$1,038,221

Total assets (GAAP)	$17,420,376	$17,036,597	$12,587,637	$12,337,588	$12,274,365
Goodwill	(1,204,417)	(1,204,417)	(802,880)	(802,880)	(802,880)
Core deposit intangible	(95,175)	(99,200)	(63,511)	(66,225)	(69,133)
Other intangibles	(4,700)	(4,620)	(2,996)	(2,953)	(2,925)
Total tangible assets (Non-GAAP)	$16,116,084	$15,728,360	$11,718,250	$11,465,530	$11,399,427

Common tangible equity to tangible assets (Non-GAAP)	9.6%	10.0%	9.9%	9.6%	9.1%
Common tangible equity per common share (Non-GAAP)	$12.32	$12.17	$12.08	$11.49	$10.86
Common shares outstanding at period end	126,037	129,006	95,913	95,680	95,636

	Three months ended
	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018
Tax equivalent yields (Non-GAAP)
Originated loans	$67,723	$61,124	$43,045
Acquired loans	91,104	98,802	50,828
PCI loans	7,652	7,750	7,682
Taxable securities	11,740	12,740	10,145
Tax -exempt securities	1,732	1,713	1,601
Fed funds sold and other	3,974	3,124	1,362
Interest income (GAAP)	$183,925	$185,253	$114,663
Tax equivalent adjustment for originated loans	266	261	367
Tax equivalent adjustment for acquired loans	23	24	17
Tax equivalent adjustment for tax-exempt securities	202	210	273
Tax equivalent adjustments	491	495	657
Interest income (tax equivalent) (Non-GAAP)	$184,416	$185,748	$115,320

Net interest income (GAAP)	$154,947	$158,681	$101,853
Tax equivalent adjustments	491	495	657
Net interest income (tax equivalent) (Non-GAAP)	$155,438	$159,176	$102,510

Yield on originated loans	5.07%	5.13%	4.67%
Effect from tax equivalent adjustment	0.02%	0.02%	0.04%
Yield on originated loans - tax equivalent (Non-GAAP)	5.09%	5.15%	4.71%

Yield on acquired loans	5.58%	5.82%	5.54%
Effect from tax equivalent adjustment	—	0.01%	—
Yield on acquired loans - tax equivalent (Non-GAAP)	5.58%	5.83%	5.54%

Yield on tax exempted securities	3.12%	3.13%	3.04%
Effect from tax equivalent adjustment	0.37%	0.38%	0.52%
Yield on tax exempted securities - tax equivalent (Non-GAAP)	3.49%	3.51%	3.56%

Yield on interest earning assets (GAAP)	4.96%	5.18%	4.82%
Effect from tax equivalent adjustments	0.02%	0.01%	0.03%
Yield on interest earning assets - tax equivalent (Non-GAAP)	4.98%	5.19%	4.85%

Net interest spread (GAAP)	3.79%	4.07%	4.00%
Effect for tax equivalent adjustments	0.02%	0.01%	0.03%
Net interest spread (Non-GAAP)	3.81%	4.08%	4.03%

Net interest margin (GAAP)	4.18%	4.43%	4.28%
Effect from tax equivalent adjustments	0.01%	0.02%	0.03%
Net interest margin - tax equivalent (Non-GAAP)	4.19%	4.45%	4.31%

Net interest margin - tax equivalent (Non-GAAP)	4.19%	4.45%	4.31%
Effect of loan accretion	(0.36%)	(0.44%)	(0.43%)
Net interest margin excluding loan accretion (Non-GAAP)	3.83%	4.01%	3.88%

About CenterState Bank Corporation

CenterState operates as one of the leading Southeastern regional bank franchises headquartered in the state of Florida.  Both CenterState and its nationally chartered bank subsidiary are based in Winter Haven, Florida, between Orlando and Tampa.  With over $17 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.

For additional information contact John C. Corbett (CEO), Stephen D. Young (COO) or William E. Matthews (CFO) at 863-293-4710.

Forward Looking Statements

Information in this press release, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, CenterState’s plans, objectives, expectations and intentions, and other statements that are not historical facts.  Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology.  All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of CenterState to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, the impact on failing to implement our business strategy, including our growth and acquisition strategy, including the merger with NCOM and its integration; the ability to successfully integrate our acquisitions, including that of NCOM; additional capital requirements due to our growth plans; the impact of an increase in our asset size to over $10 billion; the risks of changes in interest rates and the level and composition of deposits; loan demand, the credit and other risks in our loan portfolio and the values of loan collateral; the impact of us not being able to manage our risk; the impact on a loss of management or other experienced employees; the impact if we failed to maintain our culture and attract and retain skilled people; the risk of changes in technology and customer preferences; the impact of any material failure or breach in our infrastructure or the infrastructure of third parties on which we rely including as a result of cyber-attacks; or material regulatory liability in areas such as BSA or consumer protection; or other areas of legal or other liability as a result of law suits, other legal proceedings, or information-gathering requests, investigations and other proceedings by government and self-regulatory agencies, reputational risks from such failures or liabilities or other events; legislative and regulatory changes; general competitive, political, legal, economic and market conditions and developments; financial market conditions and the results of financing efforts; changes in commodity prices and interest rates; weather, natural disasters and other catastrophic events that may or may not be caused by climate change; and other factors discussed in our filings with the Securities and Exchange Commission under the Exchange Act. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2018, and otherwise in our SEC reports and filings, which are available in the “Investor Relations” section of CenterState’s website, http://www.centerstatebanks.com. Forward-looking statements speak only as of the date they are made. You should not expect us to update any forward-looking statements.